Exhibit 99.1

B2Digital Signs Agreement to Acquire Two Premier Fitness Facilities to Expand Official B2 Training Facilities Network

TAMPA, FL, September 17, 2020 (GLOBE NEWSWIRE) – via NEWMEDIAWIRE – B2Digital, Incorporated (the “Company” or “B2Digital”) (OTCMKTS:BTDG), the premier development league for mixed martial arts (“MMA”), is excited to announce that the Company has signed an agreement to acquire two additional premier fitness facilities in Merrillville and Valparaiso, Indiana.

“We are looking forward to expanding our B2 Training Facilities Network to these two new locations,” noted Greg P. Bell, Chairman & CEO of B2Digital. “They will allow us to capitalize on our existing relationships with the local MMA gyms and effectively double our paying customer base overnight for our ONE More Gym business. These two new fitness facilities fit perfectly within our strategic roadmap to continue expanding our capability to develop future MMA stars. We plan on duplicating our existing ONE More Gym business model – that we perfected in our first location – into these two new facilities. We plan on adding Jiu-Jitsu, Boxing, and MMA training areas to the already operating facilities, and include space for the existing MMA gyms in the region where we already have strong relationships.”

B2 will acquire all assets of the two operating facilities under an Asset Purchase Agreement, including all current equipment, customer contracts, and facility leases for the properties. The transaction has already been approved by the B2Digital Board of Directors and is expected to close in the first week of October, allowing B2Digital to begin earning revenues from related operations beginning in October.

For more information about B2Digital, visit the Company’s website at www.b2digitalotc.com.

About B2Digital Inc.

With extensive background in entertainment, television, video and technology, B2Digital (OTC: BTDG) is now forging ahead and becoming a full-service live event sports company. Capitalizing on the combination of B2Digital CEO Greg P. Bell’s expertise and involvement with more than 40,000 live events over his career for major sports leagues and entertainment venues, B2Digital is in the process of developing and acquiring MMA and sports-related companies to build an integrated Premier Development League, Expand the B2 Official Training Facility Program Network and Continue the growth of the B2 Social Media Network for the multibillion-dollar mixed martial arts (“MMA”) industry.

B2Digital intends to create and develop league champions that will move on to the MMA major leagues from the Company’s B2 Fighting Series brand. Each year, the top fighters will be invited to the annual B2 Fighting Series National Championship live event.

B2Digital has developed and deployed the systems and technologies for the operation of the B2 Fighting Series, “B2FS”. This includes social media marketing, event management, digital ticketing sales, digital video distribution, digital marketing, PPV, FTV (Free to View), merchandise sales, brand management and financial control systems. B2Digital owns all rights for TV, internet, social media, media, merchandising and trademarks, and branding for the B2Digital companies.

B2Digital: MMA’s Premier Development League

www.b2digitalotc.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the securities laws. These statements relate to future events and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For more information, please contact:

information@b2fs.com

Public Relations:

Tiger Global Marketing & Branding Agency

info@TigerGMP.com

www.TigerGMP.com